STOCKHOLDERS AGREEMENT

between

BUCYRUS INTERNATIONAL, INC.

and

TEREX CORPORATION

Dated as of February 19, 2010

TABLE OF CONTENTS

THIS STOCKHOLDERS AGREEMENT (this “Agreement”) is entered into as of February 19, 2010, between Bucyrus International, Inc., a Delaware corporation (the “Company”), and Terex Corporation, a Delaware corporation (the “Shareholder”).  Any capitalized term not otherwise defined herein shall have the meaning set forth in Article IV hereof.

RECITALS

WHEREAS, the Company and the Shareholder have entered into (i) an Asset and Stock Purchase Agreement, dated as of December 20, 2009 (the “Purchase Agreement”), and (ii) an Equity Agreement, dated as of January 15, 2010 (the “Equity Agreement”), pursuant to which the Company agreed to purchase from the Shareholder and certain of its Subsidiaries, and the Shareholder and such Subsidiaries have agreed to sell to the Company, all of such Sellers’ ownership interests in the Business (as defined in the Purchase Agreement), in exchange for cash and shares of the Common Stock of the Company (the “Consideration Shares”), in each case upon the terms and subject to the conditions set forth in the Purchase Agreement and the Equity Agreement (the “Transaction”).

WHEREAS, as a condition to the consummation of the Transaction, the Company and the Shareholder are to enter into this Agreement in order to set forth certain agreements relating to the ownership by the Shareholder of the Consideration Shares.

NOW, THEREFORE, in consideration of the premises and the mutual and independent covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I

LIMITATIONS ON TRANSFERS

SECTION 1.1 Lock-Up Period  During the period commencing from the date hereof and ending on the first anniversary of the date of this Agreement (the “Lock-Up Period”), the Shareholder may not Transfer its Consideration Shares except (i) Transfers to its Permitted Transferees, or (ii) Transfers made with the prior written consent of the Company, or (iii) Transfers made pursuant to any Approved Transaction in which stockholders of the Company are offered, permitted or required to participate as holders of any of the Company’s Common Stock or (iv) if required pursuant to any rule, regulation, order, writ or decree of any Governmental Authority.  During the Lock-Up Period, with respect to any matter presented for approval to the Company’s stockholders, including the election of directors, the Shareholder shall either (i) vote all of the Consideration Shares in accordance with the recommendation of the Board approved by a majority of the directors or (ii) vote all of the Consideration Shares in the same proportion (for, against, abstain or withheld, or as otherwise indicated) as the votes cast by all other holders of voting securities of the Company.

        SECTION 1.2 Permitted Transfers

(a) After the Lock-Up Period, the Shareholder may Transfer its Consideration Shares pursuant to (i) Transfers permitted under Section 1.1, and (ii) Transfers permitted by Section 1.2(b).

(b) The Shareholder may make Sales of Consideration Shares (i) in a manner contemplated by Article III of this Agreement, (ii) pursuant to an effective registration statement filed with the SEC or (iii) pursuant to Rule 144 under the Securities Act; provided, that, in the case of a Transfer pursuant to this clause (b), except as permitted pursuant to Section 1.2(c) below, the Shareholder shall not knowingly Transfer any Consideration Shares to any Person if, after giving effect to such Transfer, such Person and its Affiliates would collectively beneficially own five percent (5%) or more of the Common Stock outstanding at such time; and provided further, that in the case of a Transfer that is effected through a firm commitment underwriting, the Shareholder shall instruct the underwriters to use their commercially reasonable efforts to not knowingly Transfer Common Stock to any Person if, after giving effect to such Transfer, such Person and its Affiliates would collectively beneficially own five percent (5%) or more of the Common Stock outstanding at such time, provided, however, that any such Transfer by an underwriter that would comply with the provisions set forth in Section 1.2(c) below if the Shareholder were directly making such Transfer shall be permitted.

(c) Notwithstanding anything to the contrary contained in Section 1.2(a) or Section 1.2(b) hereof, the Shareholder may, at any time, Transfer (i) Consideration Shares that represent 2.5% percent or less of the then outstanding Common Stock to any Person, (ii) all or any portion of the Consideration Shares to any Person who, at the time of such Transfer, has a Schedule 13G under the Exchange Act filed with the SEC related to its beneficial ownership of securities of the Company or to any Person who provides to the Shareholder, prior to such Transfer, with a representation that such Person does not intend, after giving effect to such Transfer, to report its beneficial ownership of the Consideration Shares on a Schedule 13D under the Exchange Act, and/or (iii) all or any portion of the Consideration Shares to any underwriter engaged to effect a distribution of such Consideration Shares.

(d) Following any direct Transfer of Consideration Shares, the Shareholder shall as promptly as practicable provide the Company with written notice thereof.

(e) For the avoidance of doubt, a Transfer (i) in connection with an Approved Transaction or (ii) provided that the Shareholder shall have complied with Section 2.1, in connection with any merger or consolidation of the Company with any other Person shall not be deemed a violation of this Section 1.2.

(f) (i)  All certificates (if any) representing the Consideration Shares held by the Shareholder shall bear a legend substantially in the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND STATE SECURITIES LAWS, AND MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS (I) REGISTERED UNDER THE APPLICABLE SECURITIES LAWS, (II) SUCH TRANSACTION IS EFFECTED PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (III) AN OPINION OF COUNSEL, WHICH OPINION IS REASONABLY SATISFACTORY TO THE COMPANY, HAS BEEN DELIVERED TO THE COMPANY AND SUCH OPINION STATES THAT THE SHARES MAY BE TRANSFERRED WITHOUT SUCH REGISTRATION OR IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS.

THIS CERTIFICATE ALSO EVIDENCES AND ENTITLES THE HOLDER HEREOF TO CERTAIN RIGHTS AS SET FORTH IN A RIGHTS AGREEMENT BETWEEN BUCYRUS INTERNATIONAL, INC. AND LASALLE BANK NATIONAL ASSOCIATION, DATED AS OF AUGUST 2, 2007, AND AS SUCH AGREEMENT MAY BE AMENDED (THE “RIGHTS AGREEMENT”), THE TERMS OF WHICH ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF BUCYRUS INTERNATIONAL, INC. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, SUCH RIGHTS WILL BE EVIDENCED BY SEPARATE CERTIFICATES AND WILL NO LONGER BE EVIDENCED BY THIS CERTIFICATE. BUCYRUS INTERNATIONAL, INC. WILL MAIL TO THE HOLDER OF THIS CERTIFICATE A COPY OF THE RIGHTS AGREEMENT WITHOUT CHARGE AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR. UNDER CERTAIN CIRCUMSTANCES SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS ISSUED TO, OR HELD BY, AN ACQUIRING PERSON OR ANY AFFILIATE OR ASSOCIATE THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT), WHETHER HELD BY SUCH PERSON OR ANY SUBSEQUENT HOLDER, SHALL BECOME NULL AND VOID.

(ii)  Upon (A) the Sale of any Consideration Shares pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 under the Securities Act or another exemption from registration under the Securities Act (and such

Consideration Shares cease to be subject to the provisions hereof) or (B) the termination of this Agreement, the certificates representing such Consideration Shares shall be immediately replaced, without expense to the Shareholder, with certificates or instruments not bearing the legends required by the first paragraph of Section 1.2(f)(i); provided, that the Company may condition such replacement of certificates upon the receipt of an opinion of securities counsel reasonably satisfactory to the Company.

SECTION 1.3 Void Transfers  Any Transfer or attempted Transfer of Consideration Shares in violation of any provision of this Agreement shall be void.  The Shareholder hereby consents to the entry of a stop transfer order with the transfer agent or agents of the Company’s securities against registration of any Transfer of the Consideration Shares, or to the refusal by the Company to register any Transfer of the Consideration Shares, in either case, in violation of this Agreement.

SECTION 1.4 Replacement Certificates  If any certificate or instrument evidencing any Consideration Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested.

ARTICLE II
STANDSTILL PROVISIONS

SECTION 2.1 Limitation on Acquisitions   During the Standstill Period (other than as to the Consideration Shares), the Shareholder shall not, and shall cause its Affiliates not to, acquire, agree to acquire or make any proposal to acquire, any Company Equity Securities, without the prior written consent of the Company.

SECTION 2.2 Limitation on Control Transactions   Except as expressly provided in this Agreement, during the Standstill Period, the Shareholder shall not, and shall cause its directors, officers, employees and Affiliates not to (and the Shareholder and they will not assist or form a “group” within the meaning of Section 13(d)(3) of the Exchange Act, act in concert or participate with or encourage other persons to), unless such action shall have been specifically consented to in writing by the Company (it being understood that execution of this Agreement does not constitute such a consent), directly or indirectly, (i) acquire or offer to acquire, seek, propose or agree to acquire, by means of a purchase, tender or exchange offer, business combination or in any other manner, beneficial ownership of any securities or assets of the Company or any of its Affiliates, including rights or options to acquire such ownership, (ii) seek or propose to influence, advise, change or control the management, Board, governing instruments or policies or affairs of the Company or any of its Affiliates, including, without limitation, by means of a solicitation of proxies (as such terms are defined in Rule 14a-1 of Regulation 14A promulgated pursuant to Section 14 of the Exchange Act, disregarding clause (iv) of Rule 14a-1(l)(2) and including any otherwise exempt solicitation pursuant to Rule 14a-2(b)), or seeking to influence, advise or direct the vote of any holder of voting securities of the Company or its Affiliates or making a request to amend or waive this provision or any other provision of this Article II, or (iii) make any public disclosure, or take any action that could require the Company, the Shareholder or any of their respective Affiliates to make any public disclosure, with respect to any of the matters set forth in clauses (i) and (ii) above.

SECTION 2.3 Limitation on Voting   During the Standstill Period, the Shareholder shall vote the Consideration Shares in favor of each matter required to effectuate any provision of this Agreement and against any matter the approval of which would be inconsistent with any provision of this Agreement.

ARTICLE III
REGISTRATION RIGHTS

SECTION 3.1 Demand Registrations

(a) Requests for Registration.  Subject to the terms, conditions and limitations of this Article III, the Shareholder may, no sooner than 9 months from the date hereof, request that the Company effect one demand registration for an underwritten public offering in the United States of all or any portion of the Registrable Securities and upon receipt of any such request from the Shareholder, the Company shall use its commercially reasonable efforts to comply with the timing requirements set forth below for filing and effectiveness of such registration statement.  All registrations requested as described in and meeting the requirements of this Section 3.1 are referred to herein as “Demand Registrations.”  The request for a Demand Registration shall specify the number of Registrable Securities requested to be registered.  Subject to Section 3.1(c) below, any such Demand Registration may include, at the option of the Shareholder, registration of Registrable Securities on a “shelf” registration statement for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act and the Company will use commercially reasonable efforts (i) to file the registration statement relating to such Demand Registration with the SEC on or prior to the 30th day following any request for filing by the Shareholder and (ii) to cause such registration statement to be declared effective by the SEC on the earlier of: (A) the 60th day following the applicable filing date for such registration statement(s) and (B) the fifth trading day following the date on which the Company is notified by the SEC that such registration statement(s) will not be reviewed or is no longer subject to further review.

(b) Priority on Demand Registrations.  In the case of a Demand Registration for an underwritten public offering that is made within fifteen months of the date hereof, if the managing underwriter, which shall be a nationally recognized investment bank selected by the Company following consultation with the Shareholder, advises the Company in writing that in such investment bank’s judgment, the number of Registrable Securities and, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold therein without adversely affecting the marketability of the offering or the trading price of the Common Stock, the Company shall include in such registration statement (in the following order of priority) (i) first, the quantity of Registrable Securities requested to be included in such registration statement, (ii) second, securities to be sold by the

Company for its own account and (iii) third, other securities requested to be included in such registration statement, in each such case which in the opinion of such underwriters can be sold without adversely affecting the marketability of the offering or the trading price of the Common Stock.  In the case of all other Demand Registrations for an underwritten public offering hereunder, if the managing underwriter, which shall be a nationally recognized investment bank selected by the Company following consultation with the Shareholder, advises the Company in writing that in such investment bank’s judgment, the number of Registrable Securities and, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold therein without adversely affecting the marketability of the offering or the trading price of the Common Stock, the Company shall include in such registration statement (in the following order of priority) (i) first, securities to be sold by the Company for its own account, (ii) second, the quantity of Registrable Securities requested to be included in such registration statement and (iii) third, other securities requested to be included in such registration statement, in each such case which in the opinion of such underwriters can be sold without adversely affecting the marketability of the offering or the trading price of the Common Stock.

(c) Restrictions on Demand Registrations.  Notwithstanding anything to the contrary herein:

(i)
Subject to Section 3.1(c)(iii), the Company shall not be obligated to effect (1) more than one Demand Registration for an underwritten public offering which has become effective, and (2) more than one effective “shelf” registration statement at any one time under Rule 415 under the Securities Act or (3) any Demand Registration (whether for an underwritten public offering or for a “shelf” registration statement) within sixty days after the effective date of a previous registration statement, including any registration in which the Shareholder was afforded piggyback rights pursuant to Section 3.2 hereof and the Shareholder’s Registrable Securities were actually included therein.

(ii)
If the Board determines in good faith that the filing or effectiveness of a Registration Statement in connection with a requested Demand Registration (A) would be reasonably likely to interfere with any pending or contemplated acquisition, divestiture, financing, registered primary offering or other transaction involving the Company or (B) would require disclosure of facts or circumstances which the Company would not otherwise be required to then disclose, which disclosure would, in the good faith judgment of the Board, be materially disadvantageous to the Company, or (C) would otherwise, in the good faith judgment of the Board, be materially detrimental to the Company, then the Company may delay (or if necessary or advisable withdraw) the filing, or delay the effectiveness, of such registration (or offers and sales of securities registered under a shelf Demand Registration), with prompt written notice provided to the Shareholder, for a period of up to sixty consecutive days so long as the basis for such delay continues; provided that in no event may the Company trigger this Section 3.1(c)(ii) more than twice in any twelve month period.

(iii)
If for any reason the Company is unable to cause all requested Registrable Securities to be included in a registration statement hereunder, the Shareholder may request, and the Company agrees to effect, one (1) additional Demand Registration in accordance with the terms and procedures set forth in this Section 3.1.  Notwithstanding anything to the contrary contained herein, the Company agrees to include all Registrable Securities requested by the Shareholder on such additional registration statement.

(iv)
The Company shall use its reasonable best efforts to keep any registration statement contemplated hereby continuously effective under the Securities Act for a period not to exceed (A) in the case of a “shelf” registration statement, eighteen (18) months from the date of effectiveness, and (B) in the case of a Demand Registration for an underwritten public offering, one hundred twenty (120) days from the date of effectiveness, or, in each case, such shorter period during which there are any Registrable Securities; provided, however, in each such case, the effectiveness period of a registration statement covered hereby shall be extended for a period of time equal to the amount of time such registration statement was unavailable to the Shareholder due to the Company’s election under Section 3.1(c)(ii) hereof.

(d) Underwritings.  In the case of any Demand Registration that is for an underwritten public offering, the managing underwriters shall be selected by the Company following consultation with the Shareholder.  In order to participate, or have any Registrable Securities included, in such registration the Shareholder shall accept the terms of such underwriting as approved in good faith by the Company and the Shareholder, and as the managing underwriters of such offering may require, the Shareholder shall (i) enter into such underwriting, custody, indemnity and other agreements and (ii) complete and deliver such questionnaires and other documents, in each such case in form and substance reasonably acceptable to the Shareholder.

SECTION 3.2 Piggy-back Registration   (a) If the Company at any time proposes to register its Common Stock under the Securities Act (other than a registration statement on Form S-4 or S-8, or any successor or other forms promulgated for similar purposes), whether or not for its own account (including in a registration pursuant to registration rights held by any Person (each a “Third Party Holder”)), it will, at each such time, give written notice to the Shareholder of its intention to do so setting forth the principal terms and conditions thereof.  Upon the written request of the Shareholder made within ten (10) Business Days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by the Shareholder), the Company will use commercially reasonable best efforts to include in the registration under the Securities Act all Registrable Securities which the Company has been so requested to register by the Shareholder; provided, that (i) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to proceed with the proposed registration of the securities to be sold, the Company may, at its election, give written notice of such determination to the Shareholder and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration and (ii) if such registration involves an underwritten public offering, the Shareholder must sell its Registrable Securities through the underwriters selected by the Company on the same terms and conditions as apply to the Company (with such differences, including any with respect to indemnification and liability insurance, as may be customary or appropriate in combined primary and secondary offerings) or to the Third Party Holder.  If a registration requested pursuant to this Section 3.2(a) involves an underwritten public offering, the Shareholder may elect, in writing not later than two (2) Business Days prior to the effective date of the registration statement filed in connection with such registration, not to register such securities in connection with such registration.   Subject to the foregoing, the Company will use commercially reasonable efforts (i) to file a registration statement contemplated under this Section with the SEC on or prior to the 30th day following written notice by the Shareholder and (ii) to cause such registration statement to be declared effective by the SEC on the earlier of: (A) the 60th day following the filing date for such registration statement(s) and (B) the fifth trading day following the date on which the Company is notified by the SEC that such registration statement(s) will not be reviewed or is no longer subject to further review.

(b) Priority in Registrations.  If a registration pursuant to this Section 3.2 involves an underwritten public offering and the managing underwriter advises the Company in writing that, in its good faith judgment, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without resulting in an adverse effect on the price, timing or distribution of the securities offered in such offering as contemplated by the Company (other than the Registrable Securities), then the Company will include in such registration (i) first, 100% of the securities the Company proposes to issue and sell and (ii) second, to the extent of the number of Registrable Securities requested to be included in such registration pursuant to this Section 3.2 which, in the opinion of such managing underwriter, can be sold without having the adverse effect referred to above, the number of Registrable Securities which the Shareholder has requested to be included in such registration and holders of the securities having similar registration rights, such amount to be allocated pro rata among all requesting holders on the basis of the relative number of shares then held by each such holder.

SECTION 3.3 Registration Procedures   If and whenever the Company is required to seek to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company will:

(a) use reasonable best efforts to prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the periods of time set forth herein and to comply with the provisions of the Securities Act, the Exchange Act and the rules and regulations of the SEC thereunder with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the Shareholder set forth in such registration statement;

(b) respond as promptly as practicable to any comments received from the SEC with respect to each registration statement or any amendment thereto and, as promptly as reasonably practicable provide the Shareholder true and complete copies of all correspondence from and to the SEC relating to such registration statement except to the extent that would, in the Company’s reasonable judgment,  result in the potential disclosure to the Shareholder of material non-public information concerning the Company;

(c) furnish to the Shareholder such number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits filed therewith, including any documents incorporated by reference), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the Securities Act, and such other documents as the Shareholder may reasonably request in order to facilitate the disposition of the Registrable Securities by the Shareholder;

(d) use reasonable best efforts to register or qualify such Registrable Securities covered by such registration under such other securities or blue sky laws in such jurisdictions as the Shareholder shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable the Shareholder to consummate the disposition in such jurisdictions of the Registrable Securities owned by the Shareholder, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this Section 3.3(d), it would not be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

(e) notify the Shareholder at any time when a prospectus relating to such Shareholder’s Registrable Securities is required to be delivered under the Securities Act within the appropriate period mentioned in Section 3.3(a), of the Company’s becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of the Shareholder, prepare and furnish to the Shareholder a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

(f) comply with the applicable rules and regulations of the SEC, and use reasonable efforts to make available to its shareholders, as soon as reasonably practicable (but not more than eighteen months) after the effective date of the registration statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

(g) (i) use reasonable efforts to list such Registrable Securities on the principal national securities exchange on which the Common Stock is then listed if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such exchange; and (ii) use reasonable efforts to provide a transfer agent and registrar for such Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

(h) enter into such customary agreements (including an underwriting agreement in customary form), which may include indemnification provisions in favor of underwriters and other persons in addition to, or in substitution for, the provisions of Section 3.4 hereof, as the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

(i) make available for reasonable inspection by the Shareholder, by any underwriter participating in any disposition to be effected pursuant to any such registration statement covered hereby and by any attorney, accountant or other agent retained by the Shareholder or any such underwriter, in each case upon reasonable notice, pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors and employees to supply all pertinent information reasonably requested by the Shareholder, underwriter, attorney, accountant or agent in connection with such registration statement, and use reasonable best efforts to provide reasonable opportunities to discuss the business of the Company with the independent public accountants who have certified or reviewed the Company’s financial statements;

(j) notify the Shareholder and the managing underwriter or agent, immediately, and confirm the notice in writing (i) when the registration statement, or any post-effective amendment to the registration statement, shall have become effective, or any supplement to the prospectus or any amendment to the prospectus shall have been filed, and (ii) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the registration statement for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes;

(k) make reasonable efforts to prevent the issuance of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus and, if any such order is issued, to obtain the withdrawal of any such order at the earliest possible moment;

(l) if requested by the managing underwriter or agent or the Shareholder, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or agent or the Shareholder reasonably requests to be included therein, including, without limitation, with respect to the number of Registrable Securities being sold by the Shareholder to such underwriter or agent, the purchase price being paid therefor by such underwriter or agent and with respect to any other terms of the underwritten public offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment;

(m) cooperate with the Shareholder and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates representing securities to be sold under the registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or agent, if any, or the Shareholder may request;

(n) cooperate with the Shareholder and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the FINRA; and

(o)  (i) use reasonable efforts to furnish an opinion of counsel for the Company addressed to the underwriters dated the date of the closing under the underwriting agreement (if any), and (ii) use reasonable efforts to furnish at the Shareholder’s expense a “cold comfort” letter addressed to the underwriters and the Shareholder, if permissible under applicable accounting practices, and signed by the independent registered public accounting firm that has audited the Company’s financial statements included in such registration statement, in each such case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) as are customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to underwriters in underwritten public offerings of securities.

The Company may require the Shareholder to furnish the Company with such information regarding such Shareholder and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as the Company may from time to time reasonably request in writing.

The Shareholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.3(e), the Shareholder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until the Shareholder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.3(e), and, if so directed by the Company, the Shareholder will deliver to the Company all copies, other than permanent file copies then in the Shareholder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

SECTION 3.4 Indemnification

(a) Indemnification by the Company.  In the event of any registration of any securities of the Company under the Securities Act pursuant to Section 3.1 or Section 3.2, the Company will, and it hereby does, indemnify and hold harmless, to the fullest extent permitted by law, the Shareholder, each Affiliate of the Shareholder and any of their respective directors, officers, employees, agents, investment advisors, partners, members and controlling Persons, and the officers, directors, agents and employees of each such controlling Person, from and against any and all losses, claims, damages, costs (including, without limitation, reasonable attorneys’ fees), liabilities, and expenses (collectively, “Losses”), as incurred, arising out of or relating to (a) any untrue or alleged untrue statement of any material fact contained in any registration statement, any prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, under which Registrable Securities were registered under the Securities Act, or any document incorporated by reference therein and other documents filed under the Exchange Act, or (b) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading; except to the extent, but only to the extent, that any such Losses arise out of or are based upon any untrue statement or omission made in such registration statement or amendment or supplement thereto or in any such preliminary, final or summary prospectus in reliance upon and in conformity with written information furnished to the Company by the Shareholder expressly for use therein; and provided, further, that the Company shall not be liable to the extent that any Losses arise out of or are based upon the use of any prospectus after such time as the Company has advised the Shareholder in writing that a post-effective amendment or supplement thereto is required, but only if and to the extent that following receipt of the amended or supplement prospectus the misstatement or omission giving rise to such indemnification obligation would have been corrected.

(b) Indemnification by the Shareholder.  The Shareholder shall indemnify and hold harmless the Company from and against all Losses, as incurred, arising out of or relating to any untrue statement of a material fact contained in a registration statement covering Registrable Securities, and any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or arising out of or based upon any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent but only to the extent that such untrue statements or omissions are based upon information regarding the Shareholder furnished in writing to the Company by the Shareholder expressly for use therein.  In no event shall the liability of the Shareholder hereunder be greater in amount than the dollar amount of the net proceeds received by the Shareholder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c) Notices of Claims, Etc.  Promptly after receipt by any Person entitled to indemnification hereunder (an “Indemnified Party”) of written notice of the commencement of any Proceeding with respect to which a claim for indemnification may be made pursuant to this Section 3.4, such Indemnified Party will, if a claim in respect thereof is to be made against the Person from whom indemnity is sought (the “Indemnifying Party”), give written notice to the Indemnifying Party of the commencement of such Proceeding; provided, that the failure of the Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 3.4, except to the extent that the Indemnifying Party is actually prejudiced by such failure to give notice.  In case any such Proceeding is brought against an Indemnified Party, unless advised by such Indemnified Party’s counsel in a written opinion that a conflict of interest between such Indemnified Party and Indemnifying Party exists in respect of such claim or the Indemnifying Party fails to timely assume the defense of such claim, the Indemnifying Party will be entitled to participate in and to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party will not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation.  No Indemnifying Party will consent to entry of any judgment or enter into any settlement without the Indemnified Party’s prior written consent.

(d) Contribution.  If a claim for indemnification under Section 3.4(a) or Section 3.4(b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations.  The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.  The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 3.4(c), any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 3.4 was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 3.4(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph.  Notwithstanding the provisions of this Section 3.4(d), the Shareholder shall not be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Shareholder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Shareholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

(e) Non-Exclusivity.  The obligations of the parties under this Section 3.4 shall be in addition to any liability which any party may otherwise have to any other party.

SECTION 3.5 Rule 144  The Company covenants that it will use reasonable best efforts to timely file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of the Shareholder, make publicly available such information), and it will take such further action as the Shareholder may reasonably request, to the extent required from time to time to enable the Shareholder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rules or regulations hereafter adopted by the SEC.

SECTION 3.6 Holdback Agreement  In the case of any registration in connection with Section 3.2, if requested by the managing underwriters, the Shareholder shall agree not to Transfer any Company Equity Securities (other than as part of such registration) for a period, commencing up to seven (7) days before, and ending up to ninety (90) days following, the trade date for such offering, as the underwriting agreement may require.

ARTICLE IV
DEFINITIONS

SECTION 4.1 Certain Defined Terms  As used herein, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any Person directly or indirectly Controlling, Controlled by or under common Control with such Person.

“Agreement” has the meaning assigned to it in the Preamble.

“Approved Transaction” means any tender offer, exchange offer, merger, sale of the Company, reclassification, reorganization, recapitalization or other transaction that has been approved or recommended by the Board and which at the time of Transfer continues to be approved or recommended by the Board.

“beneficial owner” or “beneficially own” has the meaning given such term in Rule 13d-3 under the Exchange Act and a Person’s beneficial ownership shall be calculated in accordance with the provisions of such Rule; provided, however, that for purposes of determining beneficial ownership, no Person shall be deemed to beneficially own any security solely as a result of such Person’s execution of this Agreement.

“Board” means the Board of Directors of the Company.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.

“Chosen Courts” has the meaning assigned to it in Section 5.10.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Company” has the meaning assigned to it in the Preamble.

“Company Equity Securities” means (i) Common Stock; (ii) Preferred Stock and (iii) other Equity Interests and Equity Interest Equivalents of the Company; provided, that with respect to any provisions of this Agreement which require the calculation of the number or percentage of Company Equity Securities, Company Equity Securities shall be calculated on a fully diluted basis.

“Consideration Shares” has the meaning assigned to it in the Recitals.

“Control” (including the terms “Controlled by” and “under common Control with”), with respect to the relationship between or among two or more Persons, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, by contract or otherwise, including the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

“Demand Registrations” has the meaning assigned to such term in Section 3.1(a).

“Director” means a member of the Board.

“Equity Agreement” has the meaning assigned to it in the Recitals.

“Equity Interest” means (i) the equity ownership rights in a business entity, whether a corporation, company, joint stock company, limited liability company, general or limited partnership, joint venture, bank, association, trust, trust company, land trust, business trust, sole proprietorship or other business entity or organization, and whether in the form of capital stock, ownership unit, limited liability company interest, membership interest, limited or general partnership interest or any other form of ownership, and (ii) also includes all Equity Interest Equivalents.

“Equity Interest Equivalents” means all rights, warrants, options, convertible securities or indebtedness, exchangeable securities or other instruments, or other rights that are outstanding and exercisable for or convertible or exchangeable into, directly or indirectly, any Equity Interest at the time of issuance or upon the passage of time or occurrence of some future event.

 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Governmental Authority” means any governmental or regulatory authority or agency.

“Indemnified Party" has the meaning assigned to such term in Section 3.4(c).

“Indemnifying Party" has the meaning assigned to such term in Section 3.4(c).

“Lock-Up Period” has the meaning assigned to such term in Section 1.1.

“Losses” has the meaning assigned to such term in Section 3.4(a).

“Permitted Transferee” shall mean (i) a Subsidiary or Affiliate of the Shareholder, or (ii) any corporation, partnership or limited liability company all of the outstanding securities and other interests of which are owned by the Shareholder; provided, however, that in each case such Person shall agree in a writing in the form attached as Exhibit A hereto to be bound by and to comply with all applicable provisions of this Agreement.

“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivisions thereof.

“Preferred Stock” means the preferred stock, par value $0.01 per share, of the Company.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchase Agreement” has the meaning assigned to it in the Recitals.

“Registrable Securities” means the Consideration Shares.  Any particular Registrable Securities that are issued shall cease to be Registrable Securities hereunder when (i) a registration statement with respect to the sale by the Shareholder shall have become effective under the Securities Act with respect to such Registrable Securities and such Registrable Securities shall have been disposed of under such registration statement, (ii) such Registrable Securities shall have been sold, transferred or otherwise distributed pursuant to Rule 144 (or any successor provision) under the Securities Act or (iii) such Registrable Securities shall have ceased to be outstanding.  All Consideration Shares shall cease to be Registrable Securities and the Company’s obligations under Article III shall terminate at the later of (i) the time all Consideration Shares held by the Shareholder may be transferred within a three month period without material restriction pursuant to Rule 144 under the Securities Act and (ii) the date that is two years following the expiration of the Lock-Up Period.

“Sale” (and “Sell” and “Sold” shall have correlative meanings) means the sale, Transfer, assignment or similar disposition (excluding pledge, encumbrance or hypothecation) of Company Equity Securities in which cash, securities or other property is received as consideration.

“SEC” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shareholder” has the meaning assigned to it in the Preamble.

“Standstill Period” means the period commencing on the date hereof and ending on the earlier of (i) the fifth anniversary of the date of this Agreement and (ii) the date on which the Shareholder and its Affiliates collectively beneficially own less than 5% of the outstanding Common Stock of the Company at such time.

“Subsidiary” means (i) any corporation of which a majority of the securities entitled to vote generally in the election of directors thereof, at the time as of which any determination is being made, are owned by another entity, either directly or indirectly, and (ii) any joint venture, general or limited partnership, limited liability company or other legal entity in which an entity is the record or beneficial owner, directly or indirectly, of a majority of the voting interests or the general partner.

“Third Party Holder” has the meaning assigned to it in Section 3.2(a).

“Transaction” has the meaning assigned to it in the Recitals.

“Transfer” (and “Transferor” and “Transferee” shall have correlative meanings) means, directly or indirectly, to Sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the Sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any Company Equity Securities beneficially owned by a Person or any interest in any Company Equity Securities beneficially owned by a Person including any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any Company Equity Securities, whether any such swap or transaction is to be settled by delivery of any Company Equity Securities or other securities, in cash or otherwise.

SECTION 4.2 Other Definitional Provisions

(a)           The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article and Section references are to this Agreement unless otherwise specified.

(b)           The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c)           All references in this Agreement to “Common Stock”, “Company Equity Securities” and “Consideration Shares” shall include any securities of the Company issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.

(d)           For the avoidance of doubt, with respect to any provision of this Agreement which requires the calculation of the number or percentage of Common Stock, Company Equity Securities or Consideration Shares on a fully diluted basis, such calculation shall assume the conversion or exercise of any convertible securities, options, warrants or similar securities of the Company.

ARTICLE V
MISCELLANEOUS

SECTION 5.1 Expenses.  All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party hereto incurring such cost or expense.  For the avoidance of doubt, the Shareholder shall be responsible for the payment of any underwriters’ or brokers’ discount, concession or other compensation payable, in each case solely in respect of the sale of any Consideration Shares.

SECTION 5.2 Effectiveness of Certain Provisions  Article II of this Agreement and the rights and obligations provided thereunder shall expire upon the expiration of the Standstill Period.

SECTION 5.3 Amendments and Waivers  Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective without the approval of the Company and the Shareholder;

provided, that the Company or the Shareholder may waive (in writing) the benefit of any provision of this Agreement with respect to itself for any purpose.  The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

SECTION 5.4 Successors, Assigns and Transferees  This Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.  The Shareholder may assign its rights and obligations hereunder to any Transferees only to the extent expressly provided herein.

SECTION 5.5 Notices  Any notice, demand, or communication required or permitted to be given by any provision of this Agreement shall be deemed to have been sufficiently given or served for all purposes if (a) personally delivered, (b) sent by an internationally recognized overnight courier service to the recipient at the address below indicated or (c) delivered by facsimile with email or telephonic confirmation of receipt:

If to the Company:

Bucyrus International, Inc.
P.O. Box 500
1100 Milwaukee Avenue
South Milwaukee, Wisconsin 53172
Attn:  General Counsel
(414) 768-5060 (facsimile)
(414) 768-4000 (telephone)

With a copy to (which copy shall not constitute notice):

Sullivan & Cromwell LLP
1870 Embarcadero Road
Palo Alto, California 94303
Attn:  Scott D. Miller
(650) 461-5777 (facsimile)
(650) 461-5620 (telephone)

If to the Shareholder:

Terex Corporation

200 Nyala Farm Road

Westport, CT 06880

Attn: Eric I Cohen, Senior Vice President

Secretary and General Counsel

(203) 227-6372 (facsimile)

(203) 222-5950 (telephone)

With a copy to (which copy shall not constitute notice):

Bryan Cave LLP
1290 Avenue of the Americas
New York, New York 10104
Attn:  Stuart A. Gordon, Esq.
          David E. Fisher, Esq.
(212) 541-4630 (facsimile)
(212) 541-2000 (telephone)

or to such other address as any party hereto may, from time to time, designate in a written notice given in like manner.  Except as otherwise provided herein, any notice under this Agreement will be deemed to have been given (x) on the date such notice is personally delivered or delivered by facsimile or (y) the second succeeding Business Day after the date such notice is delivered to the overnight courier service if sent by overnight courier; provided that in each case notices received after 4:00 p.m. (local time of the recipient) shall be deemed to have been duly given on the next Business Day.

SECTION 5.6 Further Assurance  At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

SECTION 5.7 Entire Agreement  Except as otherwise expressly set forth herein, this Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.

SECTION 5.8 Conflicting Agreements  Each party hereto represents to the other party hereto that such party has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with or conflicts with any provision of this Agreement.

SECTION 5.9 Delays or Omissions  It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring.  It is further agreed that any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

SECTION 5.10 Governing Law; Consent to Jurisdiction; Venue  This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Each party hereto agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby, whether in tort or contract or at law or in equity, exclusively in the federal or state courts located in New York, New York (the “Chosen Courts”). In addition, each party hereby (a) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (b) waives, to the fullest extent permitted by applicable law, any objection to laying venue in the Chosen Court and agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) waives any objection or defense that the Chosen Court is an inconvenient forum or does not have personal jurisdiction over any party hereto. Each party hereto further agrees that, to the fullest extent permitted by applicable Law, any final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment. Further, each party hereto hereby waives all right to trial by jury in any claim, action, proceeding or counterclaim by any party hereto on any matters arising out of or in any way connected with this Agreement.

SECTION 5.11 Severability  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

SECTION 5.12 Enforcement  Each party hereto acknowledges that money damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement are not performed in accordance with its terms, and it is therefore agreed that in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof.

SECTION 5.13 Titles and Subtitles  The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

SECTION 5.14 Counterparts; Facsimile Signatures  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.  This Agreement may be executed by facsimile signature(s).

IN WITNESS WHEREOF, the parties hereto have executed this Shareholders Agreement as of the date set forth in the first paragraph hereof.

BUCYRUS INTERNATIONAL, INC.
By: ________________________
Name:
Title:

TEREX CORPORATION
By: ________________________
Name:
Title:

Exhibit A

ASSIGNMENT AND ASSUMPTION AGREEMENT

Pursuant to the Stockholders Agreement, dated as of ________ __, 2010 (the “Stockholders Agreement”), between Bucyrus International, Inc., a Delaware corporation (the “Company”), and Terex Corporation, a Delaware corporation (the “Shareholder”), _________ (the “Transferor”), hereby assigns to the undersigned the rights that may be assigned thereunder with respect to the Consideration Shares so Transferred, and the undersigned hereby agrees that, having acquired Consideration Shares as permitted by the terms of the Stockholders Agreement, the undersigned shall assume the obligations of the Transferor under the Stockholders Agreement with respect to the Consideration Shares so Transferred.  Capitalized terms used but not defined herein shall have the meanings assigned to them in the Stockholders Agreement.

Listed below is information regarding the Consideration Shares:

Number of shares of Common Stock

IN WITNESS WHEREOF, the undersigned has executed this Assignment and Assumption Agreement as of __________ ___, 20__.

[NAME OF TRANSFEREE]

By: ________________________
Name:
Title:

Acknowledged by:

BUCYRUS INTERNATIONAL, INC
By: ________________________
Name:
Title: